TABLE OF CONTENTS

                                                                        Page

RECITALS 1

Section 1.  DEFINITIONS...................................................1

   Section 1.1 Definitions................................................1

   Section 1.2 Effectiveness of this Agreement............................4

Section 2.  Representations And Warranties; Other Matters.................4

   Section 2.1 Representations and Warranties of the Secured Parties......4

   Section 2.2 Representations of Warranties of the Collateral Agent......4

   Section 2.3 Cooperation; Accountings...................................5

   Section 2.4. Termination of Note Agreement.............................5

Section 3. Appointment and Authorization of Collateral Agent..............5

Section 4. Agency Provisions..............................................5

    Section 4.1  Delegation of Duties.....................................6

    Section 4.2  Exculpatory Provisions...................................6

    Section 4.3  Reliance by Collateral Agent.............................6

    Section 4.4  Knowledge or Notice of Default or Event of Default.......7

    Section 4.5  Non-Reliance on Collateral Agent and Other Secured
                   Parties................................................7

    Section 4.6  Indemnification..........................................8

    Section 4.7  Collateral Agent in Its Individual Capacity..............8

    Section 4.8  Successor Collateral Agent...............................8

Section 5.  Actions by the Collateral Agent...............................9

    Section 5.1  Duties and Obligations...................................9

    Section 5.2  Notification of Default..................................9

    Section 5.3  Exercise of Remedies.....................................9

    Section 5.4  Instructions from Secured Parties.......................10

    Section 5.5  Emergency Actions.......................................10

    Section 5.6  Changes to Security Documents...........................10

    Section 5.7  Release of Collateral...................................11

    Section 5.8  Other Actions...........................................11

    Section 5.9  Cooperation.............................................11

    Section 5.10 Distribution of Proceeds................................11

    Section 5.11 Authorized Investments..................................12

Section 6.  Miscellaneous................................................13

    Section 6.1   Secured Parties; Other Collateral......................13

    Section 6.2   Marshalling............................................13

    Section 6.3   Consents, Amendments, Waivers..........................13

    Section 6.4   Parties in Interest....................................13

    Section 6.5   Counterparts...........................................13

    Section 6.6   Termination............................................14

    Section 6.7   Notices................................................14

    Section 6.8   Establishing Outstanding Amount of Senior
                    Secured Obligations..................................15

    Section 6.9   Governing Law..........................................15



                                                                   EXHIBIT E



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                        COLLATERAL AGENCY AGREEMENT



                       Dated as of February 23, 1999



                                By and Among



                        PRICEWATERHOUSECOOPERS LLP,
                            as Collateral Agent,



                                    AND



                THE NOTEHOLDERS NAMED IN SCHEDULE I HERETO,

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                        COLLATERAL AGENCY AGREEMENT

         THIS COLLATERAL AGENCY AGREEMENT, dated as of February 23, 1999 (this "Agreement"), is entered into by and among PricewaterhouseCoopers LLP ("PWC"), in its capacity as Collateral Agent (together with its successors in such capacity the "Collateral Agent"), and each of the Noteholders set forth on the signature pages hereof (together with their permitted successors, transferees and assigns, the "Noteholders").

                                 RECITALS:

         A. Pursuant to the Note Purchase Agreement, dated as of February 23, 1999 (the "Note Agreement"), entered into by USN Communication, Inc. (the "Company"), and each of the Noteholders, the Noteholders will purchase certain senior secured notes from the Company (collectively, the "Senior Secured Notes").

         B. The obligations of the Company to (i) the Noteholders under the Note Agreement and under the Senior Note Documents (as hereinafter defined) including, without limitation, the obligations evidenced by the Senior Secured Notes, and (ii) of CoreComm Limited under Section 8.6 of the CoreComm Asset Purchase Agreement will be secured pursuant to the Security Documents (as hereinafter defined) in accordance with the priorities set forth herein and in the Note Agreement. The Noteholders desire to appoint PWC as Collateral Agent to act on their behalf regarding the Collateral (as hereinafter defined), all as more fully provided herein. The parties hereto have entered into this Agreement to, among other things, further define the rights, duties, authority and responsibilities of the Collateral Agent with respect to the Collateral.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS

         Section 1.1 Definitions. Capitalized terms used herein without being defined have the meanings provided for in the Note Agreement. In addition, the following terms shall have the meanings assigned to them below:

         "Affiliate" shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such first Person.

         "Agreement" shall have the meaning amended thereto in the preamble hereof.

         "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

         "Cash Equivalent Investments" shall mean, (a) direct obligations of the United States Government or any agencies thereof and obligations guaranteed by the United States Government, in each case having remaining terms to maturity of not more than thirty days; and (b) certificates of deposit, time deposits and acceptances, including Eurodollar deposits, having remaining terms to maturity of not more than sixty days issued by a United States bank which has a combined capital and surplus of at least $750,000,000 and whose long-term certificates of deposit are rated "A" or better by Standard & Poor's Corporation or "A2" or better by Moody's Investors Service, Inc.

         "Closing Date" shall have the meaning assigned thereto in Section 2 of the Note Agreement.

         "Collateral" shall mean all collateral under the Security Documents.

         "Collateral Agent" shall have the meaning assigned thereto in the preamble.

         "Company" shall mean USN Communication, Inc., a Delaware corporation, and its successors and permitted assigns.

         "Corporation" shall mean a corporation, joint stock association or business trust.

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Event of Default" shall mean any event or occurrence which would constitute an "Event of Default" under the terms of the Note Agreement.

         "Lien" upon the property or assets (or the income or profits therefrom) of any Person shall mean (in each case, whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise) any mortgage, lien, pledge, attachment, charge or other security interest or encumbrance or other type of preferential arrangement of any kind on or in respect of any property of such Person, or upon the income or profits therefrom, including, without limitation, the lien or retained security title of a conditional vendor and any covenant, right of way or other encumbrance on title to real property.

         "Note Agreement" shall have the meaning assigned in the Recitals hereof, and shall include such agreement as amended or modified in accordance with its terms.

         "Noteholders" shall have the meaning assigned thereto in the preamble, and shall include CoreComm Limited with respect to amounts owing to it by the Company pursuant to Section 8.6 of the CoreComm Asset Purchase Agreement.

         "Notice of Default" shall mean a notice pursuant to ss.5.2 hereof from the Collateral Agent or the Required Secured Parties to the Secured Parties of the occurrence of a Default or an Event of Default.

         "Person" shall mean an individual, corporation, partnership, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "PWC" shall have the meaning assigned thereto in the preamble.

         "Required Secured Parties" shall have the meaning assigned to "Required Noteholders" in the Note Agreement.

         "Secured Party" shall mean any Noteholder and any permitted successor and assign to the interests in the Secured Obligations owing to any such Noteholder, and "Secured Parties" shall mean all Secured Parties, collectively.

         "Security Agreement" shall have the same meaning assigned thereto in the Note Agreement.

         "Security Documents" shall mean the Security Agreement and any and all other agreements, documents and instruments relating to, arising out of, or in any way connected with any of the foregoing documents or granting to the Collateral Agent Liens to secure the Senior Secured Obligations, whether now or hereafter executed, each as may be amended from time to time in accordance with the terms hereof and any and all ancillary documents and instruments relating thereto such as stock powers and financing statements and all extensions, renewals, amendments, substitutions and replacements to and of any of the foregoing; provided, however, that Security Documents shall not include the Note Agreement or the Senior Secured Notes

         "Senior Note Documents" shall mean the Note Agreement, the Senior Secured Notes, the Security Documents and all other security agreements, documents, certificates and instruments relating to, arising out of, or in any way connected therewith or any of the transactions contemplated thereby.

         "Senior Secured Notes" shall have the meaning assigned thereto in the Recitals hereof.

         "Senior Secured Obligations" shall mean collectively the indebtedness, obligations and liabilities of the Company to the Noteholders under the Senior Note Documents (including, but not limited to, all unpaid principal of, premium, if any, and accrued and unpaid interest on the Senior Secured Notes), whether now existing or hereafter arising, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, and all obligations of the Company to the Secured Parties or the Collateral Agent arising out of any extension, refinancing or refunding of any of the foregoing obligations.

         The term "subsidiary" shall mean as to any particular parent corporation or partnership, any corporation of which more than 50% (by number of votes) of the voting stock shall be beneficially owned, directly or indirectly, by such parent corporation or partnership. The term "Subsidiary" shall mean a subsidiary of the Company.

         Section 1.2 Effectiveness of this Agreement. The effectiveness of this Agreement is conditioned upon the execution and delivery of (a) this Agreement by the Collateral Agent and the Noteholders, (b) the execution, delivery and effectiveness of the Note Agreement and the Security Documents by the parties thereto and (c) the execution and delivery of the Acknowledgment of this Agreement by the Company.

Section 2. Representations And Warranties; Other Matters.

         Section 2.1 Representations and Warranties of the Secured Parties. Each of the Secured Parties represents and warrants to the other parties hereto that:

          (1) The execution, delivery and performance by such Secured Party of this Agreement has been authorized by all necessary proceedings (corporate or otherwise) and does not and will not contravene any provision of law, its charter or by-laws or any amendment thereof, or of any indenture, agreement, instrument or undertaking binding upon such Secured Party.

          (2) The execution, delivery and performance by such Secured Party of this Agreement will result in a valid and legally binding obligation of such Secured Party enforceable in accordance with its terms.

Section 2.2 Representations of Warranties of the Collateral Agent.

         The Collateral Agent hereby represents and warrants to each of the Secured Parties that:

          (1) The Collateral Agent is a limited liability partnership duly formed, valily existing, and in good standing under the laws of the jurisdiction of its formation.

          (2) The Collateral Agent has full power, authority and legal right to execute, deliver, and perform this Agreement and has taken all necessary action to authorize the execution, delivery, and performance by it of this Agreement.

          (3) The execution, delivery and performance by the Collateral Agent of this Agreement will not contravene any law, rule or regulation regulating the Collateral Agent or any judgment or order applicable to or binding on the Collateral Agent and will not contravene or result in any breach of, or constitute a default under, the Collateral Agent's limited liability partnership agreement or the provision of any indenture, mortgage, contract or other agreement to which it is a party or by which it or any of its properties is bound.

          (4) The execution, delivery and performance by the Collateral Agent of this Agreement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the activities of the Collateral Agent.

          (5) This Agreement has been duly executed and delivered by the Collateral Agent and constitutes the legal, valid, and binding agreement of the Collateral Agent, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         Section 2.3 Cooperation; Accountings. Each of the Secured Parties will, upon the reasonable request of another Secured Party, from time to time execute and deliver or cause to be executed and delivered such further instruments, and do and cause to be done such further acts as may be necessary or proper to carry out more effectively the provisions of this Agreement. The Secured Parties agree to provide to each other upon reasonable request a statement of all payments received in respect of Senior Secured Obligations.

         Section 2.4 Termination of Note Agreement. Upon final payment in full of all Senior Secured Obligations owing to any Secured Party, such Secured Party shall cease to be a party to this Agreement; provided, however, if all or any part of any payments to such Secured Party are invalidated or set aside or required to be repaid to any Person in any bankruptcy proceeding or otherwise, then this Agreement shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Senior Secured Obligations so invalidated, set aside or repaid.

Section 3. Appointment and Authorization of Collateral Agent.

         (a) Each Secured Party hereby irrevocably designates and appoints PWC as the Collateral Agent of such Secured Party under this Agreement and the Security Documents, and each Secured Party hereby irrevocably authorizes the Collateral Agent to execute and enter into each of the Security Documents and all other instruments relating to said Security Documents and (i) to take action on its behalf and exercise such powers and use such discretion as are expressly permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof together with such other powers and discretion as are reasonably incidental hereto and thereto.

         (b) Notwithstanding any provision to the contrary elsewhere in this Agreement or the Security Documents, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein or therein or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any Security Document or otherwise exist against the Collateral Agent.

Section 4.  Agency Provisions.

         Section 4.1 Delegation of Duties. The Collateral Agent may exercise its powers and execute any of its duties under this Agreement and the Security Documents by or through employees, agents or attorneys-in-fact and shall be entitled to take and to rely on advice of counsel concerning all matters pertaining to such powers and duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may utilize the services of such Persons as the Collateral Agent in its sole discretion may determine, and all reasonable fees and expenses of such Persons shall be borne by the Company.

         Section 4.2 Exculpatory Provisions. Neither the Collateral Agent nor any of the Collateral Agent's officers, partners, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or any Security Document or any Collateral (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in, or made or deemed made in connection with, any Senior Note Document or Security Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any Senior Note Document, or Security Document, or for the due execution, legality, value, validity, effectiveness, genuineness, enforceability or sufficiency of the Senior Note Documents, or the Security Documents or any other document or instrument furnished pursuant thereto or for any failure of the Company to perform its obligations thereunder. The Collateral Agent shall be under no obligation to the Secured Parties to ascertain or to inquire as to the observance or performance of any of the agreements contained in, statements made in, or conditions of, the Senior Note Documents or the Security Documents or to inspect the property (including the books and records) of the Company.

         Section 4.3 Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected and shall incur no liability in acting and relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. Without limiting the generality of the foregoing, the Collateral Agent may treat the payee of any Senior Secured Note as the registered holder thereof until it receives notice or otherwise has actual knowledge that such payee is no longer the registered holder of such Senior Secured Note. Notwithstanding anything to the contrary contained herein or in any Security Document, the Collateral Agent shall be fully justified in failing or refusing to take action under this Agreement or the Security Documents (including, without limitation, the exercise of any rights or remedies under, or the entering into of any agreement amending, modifying, supplementing, waiving any provision of, or the giving of consent pursuant to, any of the Security Documents) unless it shall first receive instructions of the Required Secured Parties as is contemplated by ss.5 hereof and it shall first be indemnified to its reasonable satisfaction by the Secured Parties against any and all liability and expense which may be incurred by it by reason of taking, continuing to take or refraining from taking any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Security Documents in accordance with the provisions of ss.5.5 hereof and in accordance with written instructions of the Required Secured Parties pursuant to ss.5.3 hereof, and such instructions and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties and all other holders from time to time of the Senior Secured Notes.

         Section 4.4 Knowledge or Notice of Default or Event of Default. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Collateral Agent has received written notice from a Secured Party or the Company referring to the Note Agreement describing such Default or Event of Default setting forth in reasonable detail the facts and circumstances thereof and stating that the Collateral Agent may rely on such notice without further inquiry. The Collateral Agent shall have no obligation or duty prior to or after receiving any such notice to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely, and shall be fully protected in so relying, on any such notice furnished to it.

         Section 4.5 Non-Reliance on Collateral Agent and Other Secured Parties. Each Secured Party expressly acknowledges that, except as expressly set forth in this Agreement, neither the Collateral Agent nor any of the Collateral Agent's partners, officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party represents that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit-worthiness of the Company and made its own decision to enter into this Agreement and the Senior Note Documents. Each Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Senior Note Documents, the Security Documents and this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit-worthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide the Secured Parties with any credit or other information concerning the business, operations, property, financial and other condition or credit-worthiness of the Company which may come into the possession of the Collateral Agent or any of its partners, officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 4.6 Indemnification. The Secured Parties agree to jointly and severally indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting any obligation of the Company to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Senior Secured Obligations) be imposed on, incurred by or asserted against the Collateral Agent in any way relating or arising out of any of the Senior Note Documents or the Security Documents or actions or omissions of the Collateral Agent specifically required or permitted by this Agreement or by written instructions of the Required Secured Parties pursuant to ss.5.3 hereof (including, without limitation, costs incurred in accordance with the provisions of ss.4.1); provided that no Secured Party shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Collateral Agent's gross negligence or willful misconduct. The agreements in this ss.4.6 shall survive the payment of the Senior Secured Obligations.

         Section 4.7 Collateral Agent in Its Individual Capacity. The Collateral Agent and its Affiliates may generally engage in any kind of business with the Company as though such Person was not the Collateral Agent hereunder and without any duty to account therefor to the Secured Parties.

         Section 4.8 Successor Collateral Agent. (a) The Collateral Agent may resign at any time upon sixty days' notice to the Secured Parties and the Company and may be removed at any time, with or without cause, by the Required Secured Parties by written notice delivered to the Company, the Collateral Agent and the Secured Parties. After any resignation or removal hereunder of the Collateral Agent, the provisions of this ss.4 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was the Collateral Agent under this Agreement and it shall be entitled to be paid promptly when due any amounts owing to it pursuant to ss.4.6.

         (b) Upon receiving notice of any such resignation or removal, a successor Collateral Agent shall be appointed by the Required Secured Parties; provided, however, that such successor Collateral Agent shall be
(i) a Person having a combined capital and surplus of at least $50,000,000; and (ii) authorized under bylaw to assume the functions of the Collateral Agent. If the appointment of such successor shall not have become effective (as hereafter provided) within such sixty day period after the Collateral Agent's resignation or upon removal of the Collateral Agent, then the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent. Such court shall, after such notice as it may deem proper, appoint a successor Collateral Agent meeting the qualifications specified in this ss.4.8(b). The Secured Parties hereby consent to such petition and appointment so long as such criteria are met.

         (c) The resignation or removal of a Collateral Agent shall become effective upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Collateral Agent under the Security Documents, including, without limitation, the delivery and recordation of all amendments, instruments, financing statements, continuation statements and other documents necessary to maintain the perfection of the security interests held by the Collateral Agent under the Security Documents. Copies of each such document or instrument shall be delivered to all Secured Parties. The appointment of a successor Collateral Agent pursuant to this ss.4.8 shall become effective upon the acceptance of the appointment as Collateral Agent hereunder by a successor Collateral Agent. Upon such effective appointment, the successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its rights, powers, privileges and duties under this Agreement and the other Security Documents, but shall remain liable for its actions prior to and including such date of discharge.

Section 5. Actions by the Collateral Agent.

         Section 5.1 Duties and Obligations. The duties and obligations of the Collateral Agent are only those set forth in this Agreement and in the Security Documents.

         Section 5.2 Notification of Default. If the Collateral Agent has been notified in a writing conforming to the requirements of ss.4.4 by any Secured Party that a Default or an Event of Default has occurred, the Collateral Agent shall promptly furnish (and in any event no later than three Business Days after receipt of such notice) to the Secured Parties a copy of such written notice (a "Notice of Default"). The failure of any Secured Party having knowledge of the occurrence of a Default or an Event of Default of Default to notify the Collateral Agent or any Secured Party of such occurrence, however, does not constitute a waiver of such Default or Event of Default by the Secured Parties. The Notice of Default may contain a recommendation of actions to be taken by the Secured Parties and/or request instructions from the Secured Parties and shall specify the date on which responses are due in order to be timely within ss.5.4 hereof.

         Section 5.3 Exercise of Remedies. Except as otherwise provided in ss.ss.5.5 and 5.7, the Collateral Agent shall take only such actions and exercise only such remedies under the Security Documents as are approved in written instructions delivered to the Collateral Agent and signed by the Required Secured Parties. In the event that the Collateral Agent shall determine in good faith that taking the actions specified in such instructions is contrary to law, it may refrain (and shall be fully protected in so refraining) from taking such action and shall immediately give notice of such fact to each of the Secured Parties. In the event that instructions received by the Collateral Agent are in its good faith judgment ambiguous or conflict with other instructions received by the Collateral Agent, the Collateral Agent (a) shall promptly notify the Secured Parties of such ambiguity or conflict and request clarifying instructions, and (b) may either (1) delay taking any such action or exercising any such remedy pending the receipt of such clarifying instructions (and shall be fully protected in so delaying) or (2) take such actions as it is entitled under ss.5.5.

         Section 5.4 Instructions from Secured Parties. If any Secured Party does not respond in a timely manner to any notice (including, without limitation, a Notice of Default) from the Collateral Agent or request for instructions within the time period specified by the Collateral Agent in such notice or request for instructions (which shall be a minimum of five Business Days), the Senior Secured Obligations held by such Secured Party which would otherwise be included in a determination of Required Secured Parties shall not be included in the determination of Required Secured Parties for purposes of such notice or request for instructions. Any action taken or not taken without the vote of a Secured Party or Secured Parties under this ss.5.4 shall nevertheless be binding on such Secured Party or Secured Parties.

         Section 5.5 Emergency Actions. If the Collateral Agent has asked the Secured Parties for instruction and if the Required Secured Parties have not yet responded to such request, the Collateral Agent shall be authorized to take, but shall not be required to take and shall in no event have any liability for the taking or the failure to take, such actions (other than any action described or permitted under ss. 5.7 hereof) with regard to a Default or Event of Default which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties and to maximize both the value of the Collateral and the present value of the recovery by the Secured Parties on the Senior Secured Obligations and shall give the Secured Parties appropriate notice of such action; provided that once instructions with respect to such request have been received by the Collateral Agent from the Required Secured Parties, the actions of the Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

         Section 5.6 Changes to Security Documents. Any term of the Security Documents may be amended, and the performance or observance by the parties to a Security Document of any term of such Security Document may be waived (either generally or in a particular instance and either retroactively or prospectively) by the Collateral Agent only upon the written consent of the Majority Secured Parties; provided that no amendment to the Security Documents which directly or indirectly narrows the description of the Collateral or the obligations being secured thereby, changes the priority of payments to the Secured Parties or the Collateral Agent under the Security Documents or amends the definitions of "Majority Secured Parties" or "Required Secured Parties" may be made without the written consent of all of the Secured Parties.

         Section 5.7 Release of Collateral. Subject to ss.ss.5.3 and 5.5 hereof, the Collateral Agent may, when no Default or Event of Default is continuing, release any Collateral under the Security Documents which is permitted to be sold or disposed of by the Company pursuant to Section 9.5 of the Note Agreement and execute and deliver such releases as may be necessary to terminate of record the Secured Parties' security interest in such Collateral.

         Section 5.8 Other Actions. The Collateral Agent shall have the right to take such actions, or omit to take such actions, hereunder and under the Security Documents not inconsistent with the written instructions of the Required Secured Parties delivered pursuant to ss.5.3 hereof or the terms of this Agreement, including actions the Collateral Agent deems necessary or appropriate to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Parties. Except as otherwise provided by applicable law, the Collateral Agent shall have no duty as to any Collateral, the collection or protection of the Collateral or any income thereon (including any duty to ascertain or take action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters), nor as to the preservation of rights against prior parties, nor as to the preservation of rights pertaining to the Collateral beyond the safe custody of any Collateral in the Collateral Agent's actual possession. Section 5.9 Cooperation. To the extent that the exercise of the rights, powers and remedies of the Collateral Agent in accordance with this Agreement requires that any action be taken by any Secured Party, such Secured Party shall take such action and cooperate with the Collateral Agent to ensure that the rights, powers and remedies of all Secured Parties are exercised in full.

         Section 5.10 Distribution of Proceeds. All amounts owing with respect to the Senior Secured Obligations shall be secured by the Collateral without distinction as to whether some Senior Secured Obligations are then due and payable and other Senior Secured Obligations are not then due and payable. Upon any realization upon the Collateral, the Secured Parties agree that the proceeds thereof shall be applied, subject to ss.ss. 5.12 and 9.13 hereof, (a) first, to the amounts owing to the Collateral Agent by the Company or the Secured Parties solely in its capacity as Collateral Agent hereunder pursuant to this Agreement or the Security Documents; (b) second, ratably to the payment of all amounts of interest outstanding which constitute the Senior Secured Obligations according to the aggregate amounts of such interest then owing to each Secured Party; (c) third, ratably to all amounts of principal outstanding under the Senior Secured Obligations according to the aggregate amounts of such principal then owing to each Secured Party; (d) fourth, ratably to all other amounts then due to the Secured Parties under the Note Agreement (including fees and expenses), (e) fifth, the balance, if any, shall be returned to the Company or such other Persons as are entitled thereto. Upon the request of the Collateral Agent prior to any distribution under this ss.5.10, each Secured Party shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in clauses (b) through (d) above which each such Secured Party believes it is entitled to receive.

         Section 5.11 Authorized Investments. Any and all funds held by the Collateral Agent in its capacity as Collateral Agent, whether pursuant to any provision of this Agreement or any of the Security Documents, shall to the extent feasible within a reasonable time be invested by the Collateral Agent in Cash Equivalent Investments. Prior to making such investment or to the extent it is not feasible to invest such funds in Cash Equivalent Investments, the Collateral Agent shall hold any such funds in an interest bearing account. Any interest earned on such funds shall be disbursed to the Secured Parties in accordance with ss.5.10. The Collateral Agent shall have no duty to place funds held and invested pursuant to this ss.5.11 in investments which provide a maximum return. The Collateral Agent shall not be responsible for any loss of any funds invested in accordance with this ss.5.11.

         Section 5.12 Lien Priority. Notwithstanding anything contained in ss.5.10, the holders of Class A Notes and Delayed Closing Notes' Liens on the Collateral shall be prior and superior to any Liens of holders of Class B Notes therein, and the holders of the Class B Notes' Liens on the Collateral shall be prior and superior to any Liens of CoreComm which secured payment of amounts required to be made under Section 8.6 of the CoreComm Asset Purchase Agreement. The holders of the Notes and CoreComm Limited expressly acknowledge and agree to the foregoing terms of subordination. The priorities established herein are applicable without regard to (i) the date a loan, advance or extension of credit is made to the Company or any other obligations are incurred by the Company, (ii) the time or order of attachments, perfection, filing or recording of the Liens or the time or order of filing of financing statements and other security documents or the giving or failure to give notice of the acquisition of any such Lien, and (iii) the rules of priority established under the Uniform Commercial Code or other laws of a relevant state relating to the priority of Liens or the provisions of the Bankruptcy Code or any state insolvency laws.

         Section 5.13 Closing Subordination. Notwithstanding anything contained in ss.5.10 but subject to the immediately following sentence (a) the obligations of the Company to the holders of Class A Notes and Delayed Closing Notes (including any interest accruing on such Notes) shall first be paid in full before any payment or distribution by the Company or from its assets, whether in cash, securities or other property, shall be made to the holders of Class B Notes on account of the Company's obligations to the holders of Class B Notes and (b) the obligations of the Company to the holders of the Class B Notes (including any interest accruing on such Notes) shall first be paid in full before any payment or distribution by the Company or from its assets, whether in cash, securities or other property, shall be made to CoreComm Limited on account of payments required to be made under Section 8.6 of the CoreComm Asset Purchase Agreement. Notwithstanding the previous sentence, with respect to the proceeds of Permitted Dispositions (a) the holders of the Class A Notes shall be paid first, (b) the holders of the Class B Notes shall be paid second, (c) the holders of the Delayed Closing Notes shall be paid third and (d) payment to CoreComm Limited pursuant to Section 8.6 of the CoreComm Asset Purchase Agreement shall be paid fourth. Any payment or distribution by the Company or from its assets, whether in cash, securities or other property, which would otherwise (but for these provisions) be payable or deliverable in respect of the obligations of the Company to the holders of Class B Notes (or the holders of Delayed Closing Notes, in the case of proceeds of Permitted Dispositions) or to CoreComm Limited in respect of Section 8.6 of the CoreComm Asset Purchase Agreement, shall be paid in accordance with the priorities set forth in the two immediately preceding sentences.

Section 6. Miscellaneous

         Section 6.1 Secured Parties; Other Collateral. The Secured Parties agree that all of the provisions of this Agreement shall apply to any and all properties, assets and rights of the Company in which the Collateral Agent at any time acquires a security interest or Lien pursuant to the Security Documents or the Note Agreement.

         Section 6.2 Marshalling. The Collateral Agent shall not be required to marshal any present or future security for (including, without limitation, the Collateral), or guaranties of, the Senior Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of each of such Person's rights in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that they lawfully may, the Secured Parties hereby agree that they will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Parties' rights under the Security Documents or under any other instrument evidencing any of the Senior Secured Obligations or under which any of the Senior Secured Obligations is outstanding or by which any of the Senior Secured Obligations is secured or guaranteed.

         Section 6.3 Consents, Amendments, Waivers. All amendments, waivers or consents of any provision of this Agreement shall be effective only if the same shall be in writing and signed by the Required Secured Parties and the Company.

         Section 6.4 Parties in Interest. All terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, including, without limitation, any future holder of the Senior Secured Notes; provided that no Secured Party may assign or transfer its rights hereunder or under the Security Documents without such assignees or transferees agreeing, by executing an instrument in form and substance reasonably acceptable to the Collateral Agent, to be bound by the terms of this Agreement as though named herein.

         Section 6.5 Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         Section 6.6 Termination. Upon the payment in full of the Senior Secured Obligations in accordance with their terms, this Agreement shall terminate.

         Section 6.7 Notices. Except as otherwise expressly provided herein, all notices, consents and waivers and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be delivered by hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by overnight courier or by telecopy, telegraph or telex and confirmed by letter, addressed as follows:

         If to the Collateral Agent at:

                               PricewaterhouseCoopers LLP
                               160 Federal Street
                               Boston, Massachusetts  02110
                               Attention: Martha E.M. Kopacz
                               Telephone: 617-439-7363
                               Facsimile: 617-443-2849

or at such other address for notice as the Collateral Agent shall last have furnished in writing to the Person giving the notice; and

         If to any Noteholder, at: Such address specified in the
                                   Note Purchase Agreement


         If to the Company, at:    USN Communication, Inc.
                                   10 South Riverside Plaza
                                   Suite 2000
                                   Chicago, Illinois 60606
                                   Attention:  Vice President- Finance
                                   Telephone: 312-906-3600
                                   Facsimile:  312-559-8338

or at such other address for notice as such Secured Party or the Company shall last have furnished in writing to the Person giving such notice.

Any such notice, consent, waiver or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at time of the receipt thereof by such officer, (b) if sent by registered or certified first class mail, postage prepaid, on the earlier of (i) the time of receipt thereof if a Business Day or, if not a Business Day, the next succeeding business day, or (ii) five Business Days after the posting thereof, and (c) if sent by telecopy, telex or cable, at the time of receipt thereof if a Business Day or, if not a Business Day, the next succeeding Business Day. Notices given by telecopy shall be promptly confirmed in writing sent by courier.

         Section 6.8 Establishing Outstanding Amount of Senior Secured Obligations. In order to establish what constitutes the Required Secured Parties, the Collateral Agent may request from time to time, and the Secured Parties agree to provide, certificates setting forth the amount of Senior Secured Obligations held or represented by each Secured Party, which certificates the Collateral Agent shall be entitled to rely upon.

         Section 6.9 Governing Law. This Agreement shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the laws of the State of New York (without regard to New York principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law).

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as an instrument by their authorized representatives as of the date first written above.

                              PRICEWATERHOUSECOOPERS LLP,
                               as Collateral Agent


                              By  /s/ Martha E.M. Kopucz
                                _______________________________
                                 Name:  Martha E.M. Kopucz
                                 Title: Principal




                               MERRILL LYNCH GLOBAL
                               ALLOCATION FUND, INC.



                               By  /s/ Lisa Ann O'Donnell
                                  _______________________________
                                  Name:  Lisa Ann O'Donnell
                                  Title: V.P. MLAM, Authorized
                                         Signatory



                               CORECOMM LIMITED



                               By /s/ Richard J. Lubasch
                                 _______________________________
                                  Name:  Richard J. Lubasch
                                  Title:



                               ACKNOWLEDGMENT

         The undersigned hereby acknowledges and agrees to the terms of the foregoing Agreement.


                                USN COMMUNICATIONS, INC.


                                By /s/ Ronald W. Gavillet
                                   ______________________________
                                   Name:  Ronald W. Gavillet
                                   Title: